AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                          SECURE COMPUTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                        7371                 52-1637226
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
                                       CODE NUMBER)

                          ONE ALMADEN BLVD., SUITE 400
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 918-6100
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JEFFREY WAXMAN
                             CHIEF EXECUTIVE OFFICER
                          SECURE COMPUTING CORPORATION
                          ONE ALMADEN BLVD., SUITE 400
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 918-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                    COPY TO:
                             JEFFREY D. SAPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEES

==========================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED        AMOUNT OF
                                        AMOUNT TO BE     OFFERING PRICE        MAXIMUM        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(2)     PER SHARE(1)     OFFERING PRICE(1)       FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value(3)        8,475,042          $4.125           $34,959,548          $9,719

(1) These figures are estimates made solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the common stock as reported on the Nasdaq National Market on April 30, 1999 in accordance with Rule 457 under the Securities Act of 1933.
(2) Includes 3,352,699 shares of common stock which may be offered pursuant to this Registration Statement issuable upon conversion of 16,000 shares of Series C Convertible preferred stock (the "Series C Preferred") and upon exercise of warrants to purchase up to 174,464 shares of common stock (the "Warrants"). The number of shares of common stock included in this Registration Statement is based on the sum of the number of shares subject to the Warrants plus approximately 293% of the estimated number of shares of common stock issuable in connection with the conversion of the Series C Preferred (based on an assumed conversion price of $4.131 which is the average closing bid price of the common stock reported on the Nasdaq National Market for the five (5) consecutive trading days ending April 27,
     1999) less 1,534,422 shares of common stock previously registered under Registration Statement No. 333-61585 on Form S-3. Because of the possibility of antidilution adjustments to the conversion price of the Series C Preferred (which is based on the market price of the common stock), the number of shares of common stock issuable upon such conversion or exercise and subject to this Registration Statement is indeterminate.
(3) Pursuant to Rule 429, 1,534,422 shares of common stock having an aggregate initial offering price of $17,454,050 are being carried forward from Registration Statement No. 333-61585. A filing fee of $5,149 was previously paid with respect to the carried forward portion of such earlier registration statement. 456,572 shares of common stock were previously sold pursuant to such earlier registration statement.

                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         PURSUANT TO RULE 429, THE PROSPECTUS HEREIN ALSO RELATES TO 1,534,422 SHARES OF COMMON STOCK HAVING AN AGGREGATE OFFERING PRICE OF $17,454,050 THAT HAVE NOT BEEN SOLD UNDER REGISTRATION STATEMENT NO. 333-61585 ON FORM S-3.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY __, 1999

PROSPECTUS


                                10,009,464 SHARES

                          SECURE COMPUTING CORPORATION

                                 ---------------

                                  COMMON STOCK
                               ($0.001 PAR VALUE)

                                 ---------------


         The selling stockholders may sell up to 10,009,464 shares of common stock. We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.

         Our common stock is traded on the Nasdaq National Market under the symbol "SCUR." On April 30, 1999, the last reported sale price for the common stock on the Nasdaq National Market was $4.063 per share.

         INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 4.

                           ---------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

This prospectus is dated May __, 1999

                                     SUMMARY

PROSPECTUS

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell shares of common stock ("common stock") of Secure Computing Corporation described in this prospectus in one or more offerings up to a total of 10,009,464 shares.

OFFICES AND PLACE OF INCORPORATION

         Secure Computing Corporation ("Secure Computing," "we," "us" or "our") designs, develops, markets and sells a comprehensive offering of interoperable, standards-based products for end-to-end network solutions, including firewalls, Web filters, authentication, extranet access control and security related professional services. Our principal executive offices are located at One Almaden Blvd., Suite 400, San Jose, California 95113. Our telephone number is
(408) 918-6100.

WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

         * Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and

         * The description of our common stock contained in Form 8-A filed with the Commission on August 8, 1997, and any amendment or report filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Chief Financial Officer
                  Secure Computing Corporation
                  One Almaden Blvd., Suite 400
                  San Jose, California 95113
                  (408) 918-6100

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS

         This prospectus contains forward-looking statements. These statements relate to future events or our future product development or financial performance. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements reflect only management's current expectations. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements contained in this prospectus to reflect any future events or developments.

         You should carefully consider the following risks, together with the other information contained in this prospectus and in the prospectus supplement before making an investment decision. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition, or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or a part of your investment.

         THE COMMON STOCK SOLD IN THIS OFFERING MAY SIGNIFICANTLY INCREASE THE SUPPLY OF OUR COMMON STOCK ON THE PUBLIC MARKET, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The conversion of the Series C preferred stock and sale of the common stock into the public market could materially adversely affect the market price of the common stock. Substantially all of the shares of our common stock are eligible for immediate and unrestricted sale in the public market at any time. Once the registration statement of which this prospectus forms a part is declared effective, all shares of common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants will be eligible for immediate and unrestricted resale into the public market. The presence of these additional shares of common stock in the public market may further depress the stock price.

         OUR PREFERRED STOCK FINANCING MAY RESULT IN SUBSTANTIAL DILUTION TO HOLDERS OF OUR COMMON STOCK.

         The agreements with the purchasers of the Series C preferred stock and warrants contain terms and covenants that could result in substantial dilution to our stockholders. If our common stock trades at a price less than $19.0035 per share, then the Series C preferred stock will be convertible into shares of our common stock at variable rates based on future trading prices of the common stock and events that may occur in the future. The number of shares of common stock that may ultimately be issued upon conversion is therefore presently indeterminable and could fluctuate significantly. Also, the warrants are subject to anti-dilution protection and thus may result in the issuance of more shares than originally anticipated if we issue securities at less than market value or the applicable exercise price. These factors may result in substantial future dilution to the holders of our common stock.

         OUR MARKET IS HIGHLY COMPETITIVE WITH RAPIDLY CHANGING TECHNOLOGY.

         Our principal products are enterprise network and data security products. The market for enterprise network and data security products is highly competitive and changes rapidly. In particular, rapid development of enterprise-wide and remote computing, the Internet, intranets and extranets has enhanced the ability of users to access proprietary information and resources and has in recent years increased demand for enterprise network and data security. If sales of our products declines because of competition, technological change, the public's perception of the need for our products, developments in the hardware and software environments in which our products operate, general economic conditions or other factors, our business would suffer.

          We believe that the principal competitive factors affecting the market for enterprise network and data security products include technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. Our competitors and potential competitors include organizations that provide or may seek to provide enterprise network and data security products based upon approaches similar to and different from those employed by us, and could in the future include operating systems or network suppliers not currently offering competitive enterprise-wide security products. Ultimately, the market for enterprise network and data security products may be dominated by approaches other than ours.

         Certain of our competitors and potential competitors have significantly greater financial, marketing, technical and other competitive resources than we have. As a result, they may be able to leverage an installed customer base and/or other existing or future enterprise-wide products, adapt more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the promotion and sale of their products than we can. Competition could increase if new companies enter the market or if existing competitors expand their product lines. Any reduction in our gross margins resulting from competitive factors could materially harm our business.

         To compete successfully we must enhance our existing products and develop and introduce new products in a timely manner. If we fail to introduce new products on a timely basis, our business and results of operations could be adversely affected. The rate of new product introductions is substantial, and security products have relatively short product life cycles. Our customer requirements and preferences change rapidly. If the market adopts as industry standards solutions other than those employed by us, our sales and business will be harmed.

         In the future, vendors of hardware and of operating system or other software may continue to enhance their products or bundle separate products to include functions that are currently provided primarily by network security software. If network security functions become standard features of computer hardware or of operation system software or other software, our products may become obsolete and unmarketable, particularly if the quality of such network security features was comparable to that of the our products. Furthermore, even if the network security and/or management functions provided as standard features by hardware providers or operating systems or other software is more limited than that of our products, our customers might accept such functionality in lieu of purchasing additional software. Our business would suffer materially if we were then unable to develop new network security and management products to further enhance operating systems or other software and to replace any obsolete products.

         Our sales also depend upon a robust industry and infrastructure for providing access to public switched networks, such as the Internet. If the infrastructure or complementary products necessary to make these networks into viable commercial marketplaces are not developed, or, if developed, these networks do not become and continue to be viable commercial marketplaces, our sales could suffer.

         WE ARE DEPENDENT UPON SALES OF NETWORK AND SECURITY PRODUCTS, AND DO NOT EXPECT TO MATERIALLY DIVERSIFY OUR BUSINESS IN THE FORESEEABLE FUTURE.

          Substantially all of our revenue comes from sales of enterprise network and data security products, and related services and we expect this will continue for the foreseeable future. As a result, if for any reason our sales of these products and services are impeded, or we face difficulties or delay in diversifying our product offerings to lessen our dependency on those products, it could have an adverse effect on our business and results of operations.

         A NUMBER OF FACTORS COULD CAUSE A DECLINE IN OUR STOCK PRICE.

         The price of our common stock has fluctuated widely in response to quarter to quarter variations in operating results, announcements of technological innovations or new products by us or our competitors, developments with respect to patents or proprietary rights, general conditions in the information security systems industry, changes in earnings estimates by analysts, or other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations, which have particularly affected the market prices of many technology companies and which have often been unrelated to the operating performance of such companies. Our sales or operating results in future quarters may be below the expectations of public market securities analysts and investors. In such event, the price of our common stock would likely decline, perhaps substantially. Factors specific to us or broad market fluctuations may cause a decline in the market price of our common stock.

         OUR QUARTERLY FINANCIAL RESULTS HAVE FLUCTUATED HISTORICALLY AND MAY CAUSE A DECLINE IN THE PRICE OF OUR STOCK.

         Our operating results have fluctuated significantly and we believe that our operating results will continue to fluctuate in the future. As a rule, revenues, operating income and net income have been higher in the fourth quarter of each year than in the first quarter of the following year. We believe that fourth quarter revenues are positively impacted by the end of year budgeting cycles of some large corporate customers. Revenues also tend to be lower in the summer months, particularly in Europe, when businesses often take holidays resulting in deferred purchasing patterns. Quarterly revenues and operating results depend on the volume and timing of orders received, which may be affected by large individual transactions and which sometimes are difficult to predict. Historically we have recognized a substantial portion of our license revenues in the last week of each quarter. We expect that this will continue for the foreseeable future as the portion of revenues from indirect distribution channels increases.

As a result, our inability to control the quarterly fluctuations of our business could significantly harm our business and the price of our common stock.

         Our quarterly operating results may vary significantly depending on a number of factors, including the timing of the introduction or enhancement of products by us or our competitors, the size, timing and shipment of individual orders, market acceptance of new products, changes in the our operating expenses, personnel changes, mix of products sold, changes in product pricing, development of our direct and indirect distribution channels and general economic conditions.

         THE SALES CYCLE FOR OUR PRODUCTS IS LONG AND WE MAY INCUR SUBSTANTIAL EXPENSES FOR SALES THAT DO NOT OCCUR WHEN ANTICIPATED.

         Sales of our products generally involve a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle for our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We are often required to ship products shortly after we receives orders and consequently, order backlog at the beginning of any period has in the past represented only a small portion of that period's expected revenue. As a result, our product revenue in any period is substantially dependent on orders booked and shipped in that period. We typically plan our production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially. If revenue falls significantly below anticipated levels, our business would be seriously harmed. In addition, our operating expenses are based on anticipated revenue levels and a high percentage of our expenses are generally fixed in the short term. Based on these factors, a small fluctuation in the timing of sales can cause operating results to vary significantly from period to period.

         IF OUR PRODUCTS DO NOT FUNCTION PROPERLY OR ARE NOT PROPERLY DESIGNED, WE MAY INCUR LIABILITY OR OTHER HARM.

         Customers rely on our information security products to prevent unauthorized access to their networks and data transmissions. If our products malfunction or are not properly designed we could face tort or warranty claims. Although we seek to reduce the risk of such losses by attempting to negotiate warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance, these measures may ultimately prove ineffective in limiting our liability for such damages. If we are found liable for damages resulting from security breaches such liability could be substantial and could seriously harm our business.

         A well publicized actual or perceived breach of enterprise network or data security could heighten awareness of computer abuse and result in an increased demand for security products, including our products. Similarly, the market's perception of our products and business and our business and results of operations could be harmed by an actual or perceived breach of enterprise network or data security at one of our customers, regardless of whether such breach is attributable to our products.

         Software products may contain undetected errors or bugs when first introduced or as new versions are released, and software products or media may contain undetected viruses. Errors or bugs may also be present in software licensed by us from third parties and incorporated into our products. Errors, bugs or viruses in our products may result in loss of or delay in market acceptance, recalls of hardware products incorporating the software or loss of data. Delays or difficulties associated with new product introductions or product enhancements could seriously harm our business.

         THE SERIES C CONVERTIBLE PREFERRED STOCK CONFERS RIGHTS THAT MAY HARM
US.

         In June 1998, we raised $16.0 million by issuing a newly designated Series C convertible preferred stock. The Series C preferred stock is convertible into shares of our common stock based on the trading prices of the common stock during future periods that are described in the financing agreement.

         While the issuance of the Series C preferred stock in this transaction provided us with additional working capital, our agreements with the purchasers of the Series C preferred stock contain covenants that could impair our ability to engage in various corporate transactions in the future, including financing transactions and certain transactions involving a change-in-control or acquisition of us, or that could otherwise disadvantage us and the holders of our common stock. In particular, any "leveraged buy-out," and certain consolidations, mergers or other business combinations with or into another entity that has a trading volume equal to less than 90% of our average daily trading volume over a specified 90-day period, will give rise to a right of redemption in the holders of the Series C preferred stock. These provisions may make an acquisition of us more difficult and expensive and could discourage some potential acquirers. Certain covenants we made in connection with the issuance of the Series C preferred stock may also limit our ability to obtain additional financing by, for example, providing the holders of Series C preferred stock certain rights of first offer. In addition, certain protective provisions in the Certificate of Designation prohibit us, without the consent of holders of two-thirds of the outstanding Series C preferred stock, from:

         *        increasing our authorized preferred stock,

         * issuing securities with a liquidation preference which is senior to or pari-passu with the Series C preferred stock (other than debt securities which are not convertible into or exchangeable for common stock or any other equity or convertible security), or

         * creating any new class or series of capital stock having a liquidation preference senior to or pari-passu with the Series C preferred stock.

         The financing agreements pursuant to which the Series C preferred stock was issued also include certain penalty provisions that are triggered if we fail to satisfy certain obligations. In particular, the holders of the Series C preferred stock shall have the right to require us to redeem all or any portion of the Series C preferred stock at a price equal to the greater of:

         * 125% of the $1,000 stated price of each share of Series C preferred stock and

         * an amount determined by dividing the stated price by the Conversion Price (as defined in the Series C Certificate of Designation) and multiplying the resulting quotient by the average closing bid price for the common stock on the five (5) days preceding the date of redemption.

         These redemption obligations arise upon certain events, including breach by us of representations and warranties and covenants, including the failure to maintain the effectiveness of the registration statement covering the common stock issuable upon conversion of the Series C preferred stock. If the holders of Series C preferred stock become entitled to have their Series C preferred stock redeemed, we may not be able to fund such redemption, and even if funding is available, the substantial payment required to fund such redemption could have an adverse effect on our business and financial condition.

         A DECLINE IN INTERNATIONAL SALES COULD HARM OUR BUSINESS.

         International sales are a substantial portion of our business. Although almost all of our sales are payable in U.S. dollars, a severe economic decline in one of our major foreign markets could make it difficult for customers from those countries to pay us. Such failure to pay could have an adverse effect on our operations and financial condition. In 1998, twenty-nine percent (29%) of our total product and services sales came from international sales.

         In addition, we face a number of risks inherent in doing business in international markets, including, among others:

         *        unexpected changes in regulatory requirements;

         *        potentially adverse tax consequences;

         *        export controls relating to encryption technology;

         *        tariffs and other trade barriers;

         *        difficulties in staffing and managing foreign operations;

         *        changing economic conditions;

         *        exposures to different legal standards;

         *        burdens of complying with a variety of foreign laws;

         *        fluctuations in currency exchange rates; and

         * seasonal reductions in business activity during the summer months in Europe and certain other parts of the world.

If any of these risks occur, our business could suffer.

         IF OUR CUSTOMERS AND THIRD-PARTY EQUIPMENT FAIL TO BE YEAR 2000 COMPLIANT, OUR BUSINESS MAY SUFFER.

         The following information constitutes a "Year 2000 Readiness Disclosure" for purposes of the Year 2000 Information and Readiness Disclosure Act.

         Many currently installed computer systems and software products are programmed to use only two digit dates rather than four. This could result in system and processing failures of date-related data because computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than 2000. We believe that our products and systems sold after December 31, 1998 are Year 2000 compliant. We have completed preparation and testing of our products and systems, and have verified compliance of third party computer software that we use. However, we have not verified Year 2000 compliance of certain semiconductors embedded in other (third-party) equipment that we use, nor have we established the costs and risks associated with such external equipment.

         Failure of such third-party equipment to operate properly with regard to the Year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business, operating results and financial condition. The business, operating results and financial condition of our customers could be adversely affected to the extent that they utilize third-party software and other products which are not Year 2000 compliant.

         Further, the purchasing patterns of customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by us, which could have an adverse effect on our business and results of operations.

         WE ARE DEPENDENT ON DISTRIBUTORS AND RESELLERS TO SELL OUR PRODUCTS.

         As our revenues grow, our receivables balances increase. In turn, we are subject to increased general credit risks. Although our management provides for a bad debt reserve, this reserve may not accurately reflect subsequent credit write-offs which could have an adverse effect on our financial condition and operating results. We have taken and may from time to time take various forms of action to manage our receivables including selling our receivables at a discount and granting customer discounts.

         We recognize product revenues at the time of shipment in instances where we have evidence of a contract, the fee charged is fixed and determinable and collection is probable. We have entered into customer support and maintenance agreements with various customers. We recognize the obligations either ratably as the obligations are fulfilled or upon completion of performance. Revenue generated through distributors and resellers with a right of return for stock balancing and rotation is reduced by a reserve for estimated returns. These reserves are based on estimates made by our management and are based on historical and known trends. These reserves may not accurately reflect subsequent product returns.

         Although our sales to distributors and resellers are final, these customers generally are permitted to return stock, but are typically required to place offsetting orders of equal value. We increasingly rely on resellers and distributors to market and support our products. These increased sales to resellers and distributors will likely increase our days sales outstanding as collection terms generally are longer than the collection terms of other customers. Our agreements with distributors are not exclusive and may be terminated by us or the distributors without cause. Our distributors may not continue to represent our products.

         ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

         Our Board of Directors may issue up to 2,000,000 shares of preferred stock and may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by its stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. Further, certain provisions of Delaware law, our Certificate of Incorporation and Bylaws, such as a classified board, and certain provisions of our Share Rights Agreement could delay or make more difficult a merger, tender offer, proxy contest or other takeover attempts. While such provisions are intended to enable our Board to maximize stockholder value, they may have the effect of discouraging takeovers which could be in the best interest of certain stockholders. There is no assurance that such provisions will not have an adverse effect on the market value of the Company's common stock.

         WE HAVE ENTERED INTO A NUMBER OF GOVERNMENT CONTRACTS WHICH MAY BE TERMINATED OR RENEGOTIATED BY THE GOVERNMENT AGENCIES.

         Our government contract revenues for cost-plus-fixed-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned. Award fees are recognized based upon the percentage of completion and forecasted profit. A provision is made for the estimated loss, if any, on government contracts. Under our government contracts, we bear the risk that increased or unexpected costs required to perform specified services may reduce the amount of our fee. In addition, recoverable expenses billed by us are subject to review and audit by the Defense Contract Audit Agency, which could result in amounts previously billed being renegotiated. These contracts are generally also terminable at the convenience of the applicable government agency. If a contract is terminated, we typically would be reimbursed for our costs to the termination date plus the cost of an orderly termination, and paid a portion of the fee. The Defense Contract Audit Agency could disallow the costs claimed by us under our government contracts.

         A substantial portion of our basic research efforts are funded by government contracts. If those contracts were terminated for any reason, it could reduce our new product stream which could have an adverse effect on our results of operations.

         THE ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED PERSONNEL TO DEVELOP OUR PRODUCTS AND MANAGE OUR BUSINESS IS EXTREMELY IMPORTANT AND OUR FAILURE TO DO SO COULD HARM OUR BUSINESS.

         We believe our success depends significantly upon a number of key technical and management employees. We may be unable to achieve our revenue and operating performance objectives unless we can attract and retain technically qualified and highly skilled engineers, sales, consulting, technical, marketing and management personnel. Such personnel are particularly important to our research and development efforts, and to our growing professional service business, where we employ a large number of technical personnel holding advanced degrees and special professional certification. Competition for such personnel is intense and we expect it to remain so for the foreseeable future. We may not be successful in retaining our existing key personnel and in attracting and retaining the personnel we require. Our failure to retain and increase our key employee population could harm our business and results of operations. Further, additions of new and departures of existing personnel, particularly in key positions, can be disruptive and can result in further departures of our personnel, which could in turn harm our business and results of operation.

         WE HAVE LIMITED SOURCES FOR SUPPLY OF CERTAIN COMPONENTS OF OUR
PRODUCTS.

         We currently purchase certain components of our products from limited sources. Our business would suffer if the supply of such components was interrupted.


                                LEGAL PROCEEDINGS

         On April 2, 9, 12, 14 and 20, 1999, purported class action complaints were filed in the United States District Court for the Northern District of California by Myron Goldstein, Herbert Silverberg, William Preiner, Charles McInnis, and George H. Rosenquist and Melvin Freedenberg, respectively, against the Company, and certain of its officers and directors. Each complaint alleges that defendants made false and misleading statements about the Company's business condition and prospects during a purported class period of November 10, 1998 - March 31, 1999, and asserts claims for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5. Each complaint seeks damages of an unspecified amount.

         There has been no discovery to date and no trial is scheduled in any of these actions. The Company believes that it has meritorious defenses to these actions and intends to defend them vigorously. Failure by the Company to obtain a favorable resolution of the claims set forth in the actions could have a material adverse effect on the Company's business, results of operations and financial condition. Currently, the amount of such material adverse effect cannot be reasonably estimated.

         There has been no discovery to date and no trial is scheduled in any of these actions. The Company believes that it has meritorious defenses to these actions and intends to defend them vigorously. Failure by the Company to obtain a favorable resolution of the claims set forth in the actions could have a material adverse effect on the Company's business, results of operations and financial condition. Currently, the amount of such material adverse effect cannot be reasonably estimated.


         On August 26, 1998, a purported class action complaint was filed in the Delaware Chancery Court in and for New Castle County by Rosalyn Golaine against the Company, certain of its present officers, present directors, and former directors (the "Golaine Action"), alleging that the provisions of the July 24, 1997 shareholder rights plan (the "Plan") permitting only those directors who voted for the Plan (or their designated successors) to redeem the Rights granted therein, violates Delaware law. The complaint in the Golaine Action seeks injunctive relief and damages of an unspecified amount.

            The Company has amended the Plan which will render moot the injunctive relief requested. In November, 1998, the defendants moved to dismiss the Golaine Action. On March 22, 1999, the parties submitted a proposed settlement of the Golaine Action for court approval. The proposed settlement would require the Company to pay up to $100,000 in attorney fees and the costs of notifying the class of the proposed settlement. A hearing on the proposed settlement has been scheduled for June 8, 1999.


                              SELLING STOCKHOLDERS

         The Selling Stockholders received or will receive the shares offered by this prospectus upon conversion of shares of our Series C preferred stock or exercise of warrants to purchase common stock. No Selling Stockholder holds shares of our common stock other than those offered pursuant to this Prospectus.

         The following table sets forth the aggregate number of shares of common stock held by each Selling Stockholder and offered by each Selling Stockholder and the percentage of all shares of common stock held by such Selling Stockholder after giving effect to the offering (based on 17,435,571 shares of common stock outstanding as of April 29, 1999). The share numbers set forth in the table below include an aggregate of 174,464 shares of common issuable upon the exercise price of the Warrants held by the Selling Stockholders, and an estimated 3,352,699 shares issuable upon conversion of the shares of Series C preferred stock held by the Selling Stockholders. The estimated number of shares issuable upon conversion of the shares of Series C Preferred is based on an estimated conversion price of $4.131 per share of common stock, which would have been the applicable conversion price of the Series C Preferred had all shares of Series C Preferred been converted into common stock on April 28, 1999 (based on the lower of: (a) of the average closing bid price for the common stock on the Nasdaq National Market for the five (5) trading day period ended April 27, 1999, and (b) the average of the closing bid prices for the common stock for the fifteen (15) day period ended April 27, 1999). The actual number of shares of common stock issuable upon conversion of Series C Preferred currently is indeterminable, is subject to adjustment and could be materially less or more than such estimated number depending on factors which we cannot predict at this time, including, among other factors, the future market price of our common stock. Other than their ownership of our securities, none of the Selling Stockholders has had any material relationship with us within the past three years. Because of the possibility of antidilution adjustments to the conversion price of the preferred stock (which is based on the market price of the common stock), or that the number of shares of common stock outstanding increases due to a stock split or dividend, the number of shares of common stock issuable upon such conversion or exercise and subject to this Registration Statement is indeterminate.

                                                                                     PERCENT OF
                                                                                    OUTSTANDING
                                          NUMBER OF SHARES                          COMMON STOCK
                                      BENEFICIALLY OWNED PRIOR       NUMBER OF      OWNED AFTER
    NAME OF SELLING STOCKHOLDER             TO OFFERING           SHARES OFFERED      OFFERING
    ---------------------------             -----------           --------------    -----------
Marshall Capital Management, Inc.            915,730(1)              915,730              *

CC Investments, LDC                          915,730(2)              915,730              *

---------------------------
(*)   Less than 1%.

1. Includes 915,730 shares of common stock issuable upon conversion of Series C preferred stock. Under the terms of the Series C preferred stock and the warrants, no holder thereof can convert any portion of such Series C preferred stock or exercise any warrants if such conversion or exercise would increase such holder's beneficial ownership of common stock to an amount in excess of 4.99%. Absent such limitations at a $4.131 per share conversion price the Series C preferred stock held by Marshall Capital Management, Inc. would have been convertible into 1,609,780 shares of common stock which, when added to the 87,232 shares issuable upon exercise of warrants, would have represented 8.8% of the shares of common stock. Marshall Capital Management, Inc. is an indirect, wholly owned subsidiary of Credit Suisse First Boston Group, which is a publicly held Swiss financial services company.

2. Includes 915,730 shares of common stock issuable upon conversion of Series C preferred stock. Under the terms of the Series C preferred stock and the warrants, no holder thereof can convert any portion of such Series C preferred stock or exercise any warrants if such conversion or exercise would increase such holder's beneficial ownership of common stock to in excess of 4.99%. Absent such limitations at a $4.131 per share conversion price the Series C preferred stock held by CC Investments, LDC would have been convertible into 1,742,919 shares of common stock which, when added to the 87,232 shares issuable upon exercise of warrants, would have represented 9.5% of the shares of common stock. Pursuant to a management agreement, Castle Creek Partners LLC may be deemed to beneficially own the securities held by CC Investments LDC. Castle Creek Partners LLC disclaims such beneficial ownership. John Ziegelman and Daniel Asher, as managing members of Castle Creek Partners LLC, may be deemed to be beneficial owners of such securities. Messrs. Asher and Ziegelman disclaim such beneficial ownership.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may sell the common stock:

                  * through one or more underwriters or dealers for public offering and sale,

                  *        directly to investors, or

                  *        through agents.

         The Selling Stockholders may distribute the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

                  *        at market prices prevailing at the times of sale,

                  * at prices related to such prevailing market prices, or

                  *        at negotiated prices.

         We will not receive any proceeds from the sale of the common stock.

         The distribution of the common stock may be effected in one or more of the following methods:

                  * ordinary brokers' transactions, which may include long or short sales,

                  * transactions involving cross or block trades, or otherwise on the Nasdaq National Market,

                  * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus,

                  * "at the market" to or through market makers or into an existing market for the common stock,

                  * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

                  * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise),

                  *        pursuant to Rule 144 under the Securities Act, or

                  * any combination of the foregoing, or by any other legally available means.

         In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the common stock, which common stock may be resold thereafter pursuant to this Prospectus. In connection with any sales, the Selling Stockholders and any brokers or dealers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders and/or purchasers of the shares offered hereby (and, if it acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         We have advised the Selling Stockholders that Regulation M promulgated under the Securities Exchange Act, may apply to its sales in the market, have furnished the Selling Stockholders with a copy of this regulation and have informed the Selling Stockholder of the need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         We are required by the Series C preferred stock financing agreements to register for resale by the selling stockholders and keep registered at least 200%, of the aggregate number of shares of common stock into which the Series C preferred stock is convertible and for which the warrants are exercisable. We have agreed to and are paying the costs and fees of registering the common stock. The Selling Stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

         Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered by them hereunder.


                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered by this Prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                     EXPERTS

         The consolidated financial statements and schedule of Secure Computing Corporation appearing in Secure Computing Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by Reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

================================================================================


                                -----------------

                                TABLE OF CONTENTS

                                -----------------


                                                                           Page
                                                                           ----
Available Information....................................................
Incorporation of Certain Documents by
  Reference..............................................................
The Company..............................................................
Risk Factors.............................................................
Selling Stockholders.....................................................
Plan of Distribution.....................................................
Indemnification..........................................................
Legal Matters............................................................
Experts..................................................................


================================================================================



                                10,009,464 SHARES





                                [SECURE COMPUTING
                                  CORPORATION]




                                  COMMON STOCK




                                -----------------

                                   PROSPECTUS

                                -----------------








                                  MAY __, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except Securities and Exchange Commission and Nasdaq Stock Market Listing fees are estimates.

         Registration Statement--Securities and Exchange Commission  $ 10,143
         Accounting fees...........................................     4,500
         Legal fees ...............................................    15,000
         Miscellaneous.............................................       357
         Total.....................................................  $ 30,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. We believe that these agreements are necessary to attract and retain qualified persons as directors and officers.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

         Exhibit
         Number
         ------
           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

          23.1     Consent of Ernst & Young LLP, independent auditors.

          23.4     Consent of Wilson Sonsini Goodrich & Rosati (included in
                   Exhibit 5.1).

          24.1   Power of Attorney (contained on page II-4 hereof).

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Secure Computing Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 3rd day of May, 1999.

                                      SECURE COMPUTING CORPORATION


                                      By:  /s/ Jeffrey Waxman
                                         ---------------------------------------
                                         Jeffrey Waxman, Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeffrey Waxman and Timothy McGurran, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 22, 1999 by the following persons on behalf of the Registrant and in the capacities indicated.

             SIGNATURE                                   TITLE                              DATE
---------------------------------   -----------------------------------------------   --------------
/s/ Jeffrey Waxman                  Chief Executive Officer (Principal Executive      April 22, 1999
---------------------------------   Officer) and Chairman of the Board of Directors
    (Jeffrey Waxman)

/s/ Timothy McGurran                Senior Vice President of Operations and Chief     April 22, 1999
---------------------------------   Financial  Officer (Principal Financial and
    (Timothy McGurran)              Accounting Officer)

/s/ Steven M. Puricelli             Director                                          April 22, 1999
---------------------------------
    (Steven M. Puricellli)

/s/ Eric P. Rundquist               Director                                          April 22, 1999
---------------------------------
    (Eric P. Rundquist)

/s/ Robert J. Frankenberg           Director                                          April 22, 1999
---------------------------------
    (Robert J. Frankenberg)

/s/ Alexander Zakupowsky, Jr.       Director                                          April 22, 1999
---------------------------------
    (Alexander Zakupowsky, Jr.)

                                INDEX TO EXHIBITS


Exhibit
Number
------

     5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation.

    23.1     Consent of Ernst & Young LLP, independent auditors.

    23.2     Consent of Wilson Sonsini Goodrich & Rosati (included in
             Exhibit 5.1).

    24.1     Power of Attorney (contained on Page II-4).

-----------------------------------